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                                                                    EXHIBIT 10.3

                         FORM OF MODEL RELEASE AGREEMENT


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                           MODEL RELEASE AND AGREEMENT

           THIS MODEL RELEASE AND AGREEMENT ("Agreements") is entered into and effective this _____ day of February, 1999, by and between Efox.net, Inc. A Delaware corporation having its principal place of business at 7801 Norfolk Avenue, Bethesda, MD 20814 (hereinafter referred to as "Efox"), and the undersigned model having a residence set forth below her signature (hereinafter referred to as "Model") (collectively, the "Parties").

                                   WITNESSETH:

           WHEREAS, Efox has undertaken the design and development of an adult-oriented website ("website"); and

           WHEREAS, photographs, including nude and semi-nude photographs of Models, will comprise a significant portion of the website content; and

           WHEREAS, Model is willing to create exclusive photographic content ("Photos") for Efox under a "work made for hire" arrangement as that term is defined by the United States Copyright Laws; and

           WHEREAS, Model understands that Efox intends to own all world-wide intellectual property rights (copyright, trademark, servicemark, patents, common-law ) in and to the website, all of the photos taken of the Model, and any and all other content created for Efox for use on the website or for any other Efox purposes;

           NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the Parties hereto agree as follows:

           1. WORK FOR HIRE: Model agrees to create Photos and understands that those Photos are being created under the direction and control of Efox, and agrees that the Photos shall be deemed a work made for hire by an independent contractor under the United States Copyright Laws (17 U.S.C. 101, et seq.) and, by virtue of this agreement, are the sole property of Efox free and clear from all claims of any nature relating to Model's contributions and other efforts, including the right to copyright or obtain trade and service marks upon the work in the name of Efox as author and proprietor thereof and any termination rights thereto. Model understands and agrees that Efox owns all right, title, and interest in the Photos and has the right to register all copy, trade and service mark rights therein in its own name as author in the United States of America and in all foreign countries.

           2. MODEL COMPENSATION: Efox shall pay Model the compensation set forth in Attachment A for her services in the creation of the Photos.

           3. EFOX TO CONTROL PHOTOS: Model agrees that Efox has the right to supervise and control direct the creation of the Photos. Efox has the exclusive right to use (or not use) the Photos, any part or parts thereof, as it sees fit. Efox may alter the Photos, add to, or combine same with any other Photos, drawings, or effects at its sole discretion. Model understands that the Photos may be displayed, on the Efox website, the Internet and further displayed, distributed and digitized for use under all existing medium and any and all media yet to be created.

           4. ASSIGNMENT OF ALL RIGHTS TO EFOX: The Parties agree that Efox shall have full ownership of the Photos with no rights of ownership in Model. Model agrees that in the event this Agreement is determined by a court, not to be a work for hire agreement under the federal copyright laws, this Agreement shall operate as an irrevocable assignment by Model to Efox of the copy, trade and service mark rights to the Photos, including all rights thereunder, in perpetuity. Under this irrevocable assignment, Model hereby assigns to Efox the sole and exclusive right, title, and interest in and to the Photos, without



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further consideration, and agrees to assist Efox in registering and from time to time enforcing, at Efox's expense, all copyrights and other rights and protections relating to the Photos in any and all countries.

           5. RELEASE: Model hereby hereby releases, remises, quitclaims, and forever discharges the Efox, its officers, directors, shareholders, employees, agents, partners, attorneys, affiliates, successors and assigns from all actions, claims for relief, causes of action, suits, debts, dues, sums of money, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespass, damages, judgments, extents, executions, claims, liens, and demands whatsoever, in law, admiralty, or equity which Model ever had, now has, or hereafter can, shall, or may have against Efox, its officers, directors, shareholders, employees, agents, partners, attorneys, affiliates, successors and assigns, by reason of the this Agreement. Model further understands and agrees that this Agreement is given in connection with the creation of Photos and the timely delivery of the compensation called for hereunder. This Agreement is absolute and unconditional and contains the entire agreement between the Parties. This Agreement may not be changed or otherwise modified in any way without a writing signed by all Parties. All understandings and agreements between Parties are merged into this Agreement. Parties are not relying on any statement, representation, warranty, or other promise, express or implied, oral or written, in fact or in law, made by Efox or other person, except as stated herein.

           6. MODEL REPRESENTATIONS AND WARRANTIES: Model represents that: she is over the age of 18; is competent to enter into this Agreement and create the Photos. Model further states that she has carefully read this Agreement, has had the opportunity to have this Agreement reviewed by counsel of her choosing, knows and understands the contents hereof and signs this Agreement as her own free act. Model represents that she has not modeled for any other online website and agrees hereafter not to model for any other online website. Model acknowledges that Efox shall have the exclusive rights to Models's likeness for online purposes.

           7. GOVERNING LAW: This Agreement shall be governed by the laws of the State of Maryland. The Circuit Courts for Montgomery County, Maryland shall have exclusive jurisdiction to hear claims arising from or relating to the terms or subject matter of this Agreement.

This Agreement is executed by the Parties hereto in the State of Maryland.

Efox.net, Inc.                                MODEL:
a Delaware corporation in formation

By:                                           By:
    ------------------------------               -----------------------------
           Joseph R.  Preston, CEO
                                              Print Name:
                                                         ---------------------

                                              Address:
                                                      ------------------------

                                              --------------------------------

                                              --------------------------------

                                              Tel:
                                                  ----------------------------
                                              Proof of Age:
                                                           -------------------
Date:                                         Date:
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                                  ATTACHMENT A.

1.    Terms of Engagement: Model shall perform the following service for Efox:

Model for nude and/or semi-nude photos to be used by Efox in connection with its adult-oriented website.

2. As Compensation for said services, Model shall receive the following compensation:

Stock:

500 shares of stock in Efox.net, Inc. a Delaware corporation ("Shares"). Shares may bear certain restrictions on their transfer as a result of certain Federal and State securities laws and regulations and/or the terms and conditions of a Stock Incentive Plan. Models understand that Efox cannot guarantee that the Shares can be sold or that the Shares will have any value when Model may seek to sell or otherwise transfer same. Model understands and agrees to assume the risks associated with the Shares.

3. Model, as an independent contractor of Efox, shall be responsible for providing all of her own wardrobe and effects, shall provide the pre-approved model release form, and shall be responsible for any and all tax consequences arising from this Agreement.